As filed with the Securities and Exchange Commission on January 31, 2002
                                                      Registration No. 333-75278

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         UNIVERSAL FOREST PRODUCTS, INC.
               (Exact name of registrant as specified in charter)

         MICHIGAN                                       38-1465835
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                             2801 E. BELTLINE, N.E.
                          GRAND RAPIDS, MICHIGAN 49525
                                 (616) 364-6161
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

     MATTHEW J. MISSAD                  Copies of all communications, including
UNIVERSAL FOREST PRODUCTS, INC.        communications sent to agent for service,
   2801 E. BELTLINE, NE                          should be sent to:
  GRAND RAPIDS, MI 49505                        MICHAEL G. WOOLDRIDGE
     (616) 364-6161                     VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
(Name, address, including zip code,              333 BRIDGE STREET, NW
 and telephone number, including                GRAND RAPIDS, MI 49504
 area code of agent for service)                    (616) 336-6000

                              -------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,822,288 SHARES
                         UNIVERSAL FOREST PRODUCTS, INC.
                                  COMMON STOCK

     This prospectus relates to 1,822,288 shares of common stock of Universal Forest Products, Inc., which may be sold from time to time by the selling shareholders named herein, or their transferees, pledgees, donees, or successors.

     The selling shareholders may sell the common stock at any time at market prices or at privately negotiated prices. Sales may be made directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

     Our common stock is quoted on the Nasdaq National Market under the symbol "UFPI." On January 30, 2002, the last sale price of our shares as reported on the Nasdaq National Market was $21.85 per share.

     Our principal executive offices are located at 2801 E. Beltline, N.E., Grand Rapids, Michigan 49525, and our telephone number at that address is (616) 364-6161.

                              --------------------

     Before purchasing the common stock covered by this prospectus, carefully read and consider the risk factors in the section entitled "Risk Factors," beginning on page 2.

                              --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


               The date of this prospectus is _____________, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................1


THE COMPANY....................................................................1


RISK FACTORS...................................................................2


FORWARD-OUTLOOK................................................................4


USE OF PROCEEDS................................................................4


DESCRIPTION OF CAPITAL STOCK...................................................4


SELLING SHAREHOLDERS...........................................................6


PLAN OF DISTRIBUTION...........................................................7


LEGAL MATTERS..................................................................7


EXPERTS........................................................................8


WHERE YOU CAN FIND MORE INFORMATION............................................8



We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. The selling shareholders are offering to sell the common stock, and seeking offers to buy the common stock, only in jurisdictions where offers and sales are permitted. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated, "we," "us," and "our," as well as "UFP," refer to Universal Forest Products, Inc. and its subsidiaries.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, the selling shareholders may offer and sell from time to time, in one or more offerings, up to 1,822,288 shares of our common stock. Each time any selling shareholder sells securities, such selling shareholder may provide a prospectus supplement containing specific information about the terms of that offering. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                   THE COMPANY

     Universal Forest Products, Inc. was organized as a Michigan corporation in 1955. We engineer, manufacture, treat, and distribute lumber products for the do-it-yourself, site-built construction, manufactured housing, and industrial markets. We also sell lumber products to the wholesale market, but we do not emphasize this business in our growth objectives. We currently operate 88 facilities throughout the United States, Canada, and Mexico.

     Each of our markets is discussed in the paragraphs which follow:

     DIY Market. The customers comprising this market are primarily national home center retailers, retail-oriented regional lumberyards, and contractor-oriented lumberyards. National customers in this market are serviced by our sales staff in each region and are assisted by sales and marketing personnel from our headquarters. Generally, terms of sale are established for annual periods, and orders are placed with our regional facilities in accordance with established terms. One customer, The Home Depot, accounted for approximately 32%, 26%, and 20% of our total net sales for fiscal 2000, 1999, and 1998, respectively.

     Site-Built Construction Market. We entered the site-built construction market through strategic business acquisitions beginning in 1997. The customers comprising this market are primarily large-volume, multi-tract builders and smaller volume custom builders. Customers are serviced by our sales, engineering, and design personnel in each region. Generally, terms of sale and pricing are determined based on quotes for each specific job order.

     Manufactured Housing Market. The customers comprising the manufactured housing market are producers of mobile, modular, and prefabricated homes and recreational vehicles. Products sold to customers in this market consist primarily of roof trusses, lumber cut and shaped to the customer's specification, plywood, particle board, and dimension lumber, all intended for use in the construction of manufactured housing. Sales are made by personnel located at each regional facility based on customer orders. Our centralized engineering and support staff acts as a sales support resource to assist the customer with truss designs, obtaining various building code approvals for the designs and aiding in the development of new products and manufacturing processes.

     Industrial Market. We define our industrial market as industrial manufacturers and agricultural customers who use pallets, crates, and wooden boxes for packaging, shipping, and material handling purposes. Many of the products sold to this market may be produced from the by-product of other manufactured products, thereby allowing us to increase our raw material yields while expanding our business. We service this market with our regional sales personnel supported by a centralized national sales and marketing department.

                                  RISK FACTORS

     Before purchasing any of the shares covered by this prospectus, you should carefully read and consider the risk factors described below. You should be prepared to accept the occurrence of any and all of the risks associated with purchasing the shares, including a loss of all of your investment.

Risks Relating to Universal Forest Products and Our Industry

     We Are Subject to Fluctuations in the Price of Lumber. We experience significant fluctuations in the cost of commodity lumber products from primary producers. A variety of factors over which we have no control, including government regulations, environmental regulations, weather conditions, economic conditions and natural disasters, impact the cost of lumber products and our selling prices. While we attempt to minimize our risk from severe price fluctuations, substantial, prolonged trends in lumber prices can negatively affect our sales volume, our gross margin, and our profitability. We anticipate that these fluctuations will continue in the future.

     Our Growth May be Limited by the Markets we Serve. Our sales growth is dependent, in part, upon the growth of the markets we serve. If our markets do not achieve anticipated growth, or if we fail to maintain our market share, our sales volume, our gross margin, and our profitability could be impaired.

     The manufactured housing industry is currently hampered by market conditions, including an oversupply of product and tightened credit policies, which have impacted our ability to achieve short-term growth objectives. A continued downturn in this market could adversely affect our operating results. Our ability to achieve growth in sales and margins in the site-built construction market is somewhat dependent on housing starts. If housing starts decline significantly, our sales volume, our gross margin, and our profitability could be negatively impacted.

     Like most companies, we are witnessing consolidation by our customers. These consolidations will result in a larger portion of our sales being made to some customers. This consolidation may limit the customer base we are able to serve.

     Our Growth May be Limited by our Ability to Make Successful Acquisitions. A key component of our growth strategy is to complete business combinations. Business combinations involve inherent risks, including assimilation and successfully managing growth. While we conduct extensive due diligence and have taken steps to ensure successful assimilation, factors beyond our control could influence the results of these acquisitions.

     Seasonality and Weather Conditions Could Adversely Affect Us. Some aspects of our business are seasonal in nature and results of operations vary from quarter to quarter. Our treated lumber and outdoor specialty products, such as fencing, decking, and lattice, experience the greatest seasonal effects. Sales of treated lumber, primarily consisting of Southern Yellow Pine, also experience the greatest lumber market risk. Treated lumber sales are generally at their highest levels between the months of April through August. This sales peak, combined with capacity constraints in the wood treatment process, requires us to build our inventory of treated lumber throughout the winter and spring. Since sales prices of treated lumber products may be indexed to the lumber market at the time they are shipped, our profits can be negatively affected by prolonged declines in the lumber market during our primary selling season. To mitigate this risk, programs are maintained with certain vendors and customers that are intended to decrease our exposure. These programs include those materials which are most susceptible to adverse changes in the lumber market. Vendor programs also allow us to carry a lower investment in inventories.

     The majority of our products are used in outdoor construction activities; therefore, our short-term sales volume, our gross margin, and our profits can be negatively affected by adverse weather conditions. In addition, adverse weather conditions can negatively impact our productivity and costs per unit.

     Moreover, the terrorist attacks that took place on September 11, 2001, could negatively affect our short-term sales volume, our gross margin, and our profits.

     We May be  Adversely  Affected  by the Impact of  Environmental  and Safety
Regulations. We are subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. There can be no assurance that we are at all times in complete compliance with all of these requirements. We have made and will continue to make capital and other expenditures to comply with environmental regulations. If additional laws and regulations are enacted in the future, which restrict our ability to manufacture and market our products, including our treated lumber products, it could adversely affect our sales and profits. If existing laws are interpreted differently, it could also increase the financial cost to us.

Risks Related to our Common Stock

     Shares Eligible for Future Sale May Cause the Market Price of our Common Stock to Drop Significantly, Even if our Business is Doing Well. We cannot predict the effect, if any, that future sales of our common stock or the availability of shares for future sale will have on the market price of our common stock. As of January 29, 2002, we had outstanding 17,792,790 shares of common stock. Of these shares, all but 106,779 shares are either freely tradable in the public market, unless acquired by our affiliates, or are "restricted securities" as that term is defined in Rule 144 under the Securities Act and eligible for immediate sale on the public market pursuant to Rule 144, subject to certain volume and manner of sale limitations. As of January 29, 2002, options to purchase an aggregate of 1,711,734 shares of our common stock were outstanding under our stock option plans. Other shares of our common stock issued in the future may become available for resale on the public market from time to time, and the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to do so.

                                 FORWARD OUTLOOK

     This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on the beliefs and assumptions of our management together with information available to us when the statements were made. Future results could differ materially from those included in such forward-looking statements as a result of, among other things, the factors set forth in the above "Risk Factors" and certain economic and business factors which may be beyond our control. All forward-looking statements involve risks and uncertainty. These forward-looking statements are made as of the date of this prospectus. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     The selling shareholders will receive all proceeds from the sales of shares of common stock offered hereby. We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

     Under our Restated and Amended Articles of Incorporation, as amended and restated, the Company's authorized capital stock consists of 1,000,000 shares of preferred stock, without par value, none of which are outstanding, and 40,000,000 shares of common stock, without par value, of which 17,792,790 shares are issued and outstanding at January 29, 2002.

Preferred Stock

     Our Board of Directors is authorized to issue preferred stock in one or more series, from time to time, and to fix the particular designations and terms thereof, including voting rights, dividend rates, redemption rights, liquidated value, conversion rights, and other matters, without approval of our shareholders. No series of preferred stock has been authorized or is presently contemplated.

Common Stock

     Subject to the rights, if any, of the holders of preferred stock then outstanding, all voting rights are vested in the holders of shares of common stock, with each share entitling the holder to one vote. The shares of common stock do not have cumulative voting rights, and holders have no preemptive right to subscribe for additional securities issuable by us.

     In the event of our liquidation, the holders of common stock are entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them after satisfaction of the liquidation preferences of any outstanding preferred stock. Subject to any prior rights of the holders of preferred stock then outstanding, holders of our common stock are entitled to receive such dividends as are declared by our Board of Directors out of funds legally available for that purpose. The transfer agent for our common stock is American Stock Transfer, New York, New York.

General

     Our Articles and the Michigan Business Corporation Act contain provisions which could be utilized by us to impede certain efforts to acquire control of our company. Those provisions include the following:

     Board of Directors. The Articles provide that the Board of Directors must be divided into three classes as nearly equal in number as possible, with the classes to hold office for staggered terms of three years each. The Articles state that any vacancy in, or newly created, directorships may be filled by the affirmative vote of a majority of the directors then in office. The Articles also contain procedural requirements that must be followed by shareholders who wish to nominate persons to serve as directors of our company. Notice of any nomination must be given at least thirty (30) days in advance of our annual meeting at which directors are elected (or within seven (7) days) after the date of mailing of notice if such notice is given less than forty (40) days prior to the meeting date). These provisions may restrict the ability of a shareholder to conduct a proxy contest against our management.

     Evaluations by Board Regarding Recommendations to Shareholders. The Articles prohibit the Board of Directors from approving, adopting, or recommending any offer to make a tender or exchange offer for the outstanding shares of our common stock (except those proposed by us), to merge or consolidate our company or to purchase all or substantially all of our assets or business unless the Board has evaluated the offer and determined that the offer would be in compliance with all applicable laws and in our best interests and in our shareholders best interests. With respect to our evaluation of our best interests and our shareholders best interests, the Board is permitted to consider all factors which it deems relevant, including, but not limited to such factors as the adequacy of the consideration proposed and the potential social and economic impact on us, our employees, our vendors, and the communities in which we operate.

     Special Shareholder Voting Requirements. The Articles specify that certain mergers, consolidations, sales of assets, and other transactions with an interested party require a minimum affirmative vote of that percentage of our outstanding stock determined by dividing the sum of all outstanding shares held by all interested parties plus two-thirds of the remaining number of outstanding shares, by the total number of outstanding shares entitled to vote, provided that the minimum vote may not be less than two-thirds of our outstanding voting stock. An interested party includes any holder of five percent (5%) or more of the voting power of outstanding capital stock and any "affiliate" or "associate" of such person and any person or entity acting in concert with that person, but excludes anyone who was a beneficial owner of five percent (5%) or more of such voting power at the time the Articles became effective.

     The special two-thirds vote requirement does not apply, and a majority vote will suffice, where the transaction in question has been approved by two-thirds of the continuing directors (as defined, in general, in the Articles as any directors elected by shareholders prior to the time an acquiror of our common stock attained the status as an interested party, and a successor in office approved by the affirmative vote of the continuing directors), the transaction involves an entity more than fifty percent (50%) owned by us, or all of the following conditions are met: (i) shareholders affected by the transaction receive per share value at least equal to the highest value paid by the interested party in acquiring the shares previously; (ii) the interested party refrains from exercising certain kinds of influences over the Board of Directors in obtaining certain kinds of economic benefits from us; and (iii) shareholders are supplied with a proxy statement containing such recommendations as the continuing directors deem advisable.

     Michigan Fair Price Provisions. Chapter 7A of the Michigan Business Corporation Act provides that, except in cases in which certain minimum price, form of consideration, and procedure requirements are satisfied, or for certain transactions that may be approved in advance by the Board of Directors, higher than normal voting requirements are imposed with various transactions involving persons who own ten percent (10%) or more of our voting stock (who are considered interested shareholders). Transactions to which the higher voting requirements apply require an advisory statement from the Board of Directors and must be approved by not less than ninety (90%) of the votes of each class of stock entitled to vote, and by not less than two-thirds of such votes, after excluding the votes of interested shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the interested shareholder.

     Shareholder Equity Provisions. Chapter 7B of the Michigan Business Corporation Act conditions the acquisition of voting control of a Michigan business corporation on the approval by the majority of the preexisting disinterested shareholders. Specifically, this chapter of the Michigan Business Corporation Act affects the voting rights of persons who acquire more than twenty percent (20%), thirty-three percent (33%), and fifty percent (50%) of a Michigan corporation's voting stock, which are called control shares. The Michigan Business Corporation Act denies voting rights to those shareholders who make purchase offers or increase their holdings above any of the control share levels unless they are granted voting rights by a majority vote of all disinterested shareholders (shareholders excluding the bidders or owners of control shares and the corporation's management). If the shareholders do not elect to grant voting rights to control shares under certain circumstances, the control shares may be subject to redemption by us.

                              SELLING SHAREHOLDERS

     The following table sets forth the name of each selling shareholder, the number of shares and percentage of our common stock beneficially owned by each selling shareholder immediately prior to the registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by each selling shareholder assuming all shares covered by this registration statement are sold in an offering. The common stock was originally acquired by the selling shareholders in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Because a selling shareholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that a selling shareholder may retain after completion of an offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by a selling shareholder and that no additional shares of our common stock are bought or sold by a selling shareholder. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, shares issuable upon exercise of options or warrants or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All information with respect to beneficial ownership has been furnished to us by the respective selling shareholders.

-------------------------------------------------------------------------------------------------------------------------
                                    Beneficial Ownership Prior       Number of Shares           Beneficial Ownership
                                         to the Offering           Being Offered Hereby          After Offering(1)
-------------------------------------------------------------------------------------------------------------------------
                                              Number                      Number                 Number       Percent(2)
-------------------------------------------------------------------------------------------------------------------------
Peter F. Secchia Trust, u/a/d
August 27, 1990, as amended(3)                 175,141                     175,141                    0            --
-------------------------------------------------------------------------------------------------------------------------
Secchia Family Limited
Partnership(4)                                 833,029                     833,029                    0            --
-------------------------------------------------------------------------------------------------------------------------
Sibsco, L.L.C. (5)                             202,318                     202,318                    0            --
-------------------------------------------------------------------------------------------------------------------------
Secchia Family Foundation(6)                   101,800                     101,800                    0            --
-------------------------------------------------------------------------------------------------------------------------
Stephanie R. Secchia(7)                         10,000                       5,000                5,000            --
-------------------------------------------------------------------------------------------------------------------------
Sandra V. Secchia(8)                             5,000                       5,000                    0            --
-------------------------------------------------------------------------------------------------------------------------
Carroll M. Shoffner(9)                       2,345,130                     500,000            1,845,130         10.37%
-------------------------------------------------------------------------------------------------------------------------

(1) Assumes that the selling shareholders dispose of all of the shares of common stock covered by this prospectus and do not acquire or dispose of additional shares of common stock. The selling shareholders, however, are not representing that any of the shares covered by this prospectus will be offered for sale, and the selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.
(2) We have calculated the percentage of issued and outstanding shares of common stock held by each individual and group based on 17,792,790 shares of common stock issued and outstanding as of January 29, 2002.
(3) The trustee, Peter F. Secchia, is the Chairman of the Board of Directors of Universal Forest Products, Inc. Excludes 525,935 shares owned by Mr. Secchia directly and indirectly by certain affiliates of Mr. Secchia.
(4) The managing partner of the Secchia Family Limited Partnership is Peter F. Secchia, Trustee of the Peter F. Secchia Trust, u/a/d August 27, 1990, as amended.
(5)  The managing member of Sibsco, L.L.C. is Peter F. Secchia.
(6)  The president of the Secchia Family Foundation is Peter F. Secchia.
(7)  Stephanie R. Secchia is the daughter of Peter F. Secchia.
(8)  Sandra V. Secchia is the daughter of Peter F. Secchia.
(9) Carroll M. Shoffner is a director of Universal Forest Products, Inc.; includes 471,400 shares owned by Mr. Shoffner but held in one or more trusts.

The prospectus also covers any additional shares of common stock that became issuable in connection with the shares being registered by reason of stock dividend, stock split, or other similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

     The selling shareholders, including their donees, pledgees, transferees or other successors in interest, may make sales of the common stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the common stock may be sold by one or a combination of several of the following methods:

     o    ordinary brokerage transactions;
     o an underwritten public offering in which one or more underwriters participate;
     o put or call options transactions or hedging transactions relating to the common stock;
     o    "block" sale transactions; o privately negotiated transactions; or
     o    by a combination of the above methods of sale.

     The common stock will be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by any selling shareholder and purchasers of the common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling shareholders and the purchasers of the common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that any selling shareholder has any definitive selling arrangement with any underwriters, broker-dealer or agent.

     Selling shareholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 of the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of such rule.

     When common stock is to be sold to underwriters, unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to conditions precedent. The common stock will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions. The sales can occur either at fixed public offering prices or at varying prices determined at the time of sale. The public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time.

     Any broker or dealer participating in any distribution of common stock in connection with the offering made by this prospectus may be considered to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common stock from or through that broker or dealer.

                                  LEGAL MATTERS

     Varnum, Riddering, Schmidt & Howlett LLP is passing on the validity of the securities to be offered by this prospectus. The legality of the securities to be offered by this prospectus will be passed upon for the underwriters, dealers, and agents, if any, as set forth in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 2000, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Government Filings. We file proxy statements and annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. The Securities and Exchange Commissions Chicago, Illinois public reference room is located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov or our web site at http://www.ufpi.com.

     Stock Market. Our common stock is quoted on the Nasdaq National Market under the symbol "UFPI." Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Information Incorporated by Reference. We filed a registration statement on Form S-3 to register with the Securities and Exchange Commission the securities to be offered hereby. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information you can find in a registration statement or the exhibits to the registration statement. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document. The registration statement may be inspected at the public reference facilities maintained by the Commission at the location referenced above.

     We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference are as follows:

o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 28, 2002;

o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 19, 2001;

o our Quarterly Report on Form 10-Q for the quarter ended September 29, 2001, as filed with the Securities and Exchange Commission on November 8, 2001;

o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities and Exchange Commission on August 9, 2001;

o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 15, 2001;

o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Securities and Exchange Commission on May 11, 2001; and

o our Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as filed with the Securities and Exchange Commission on March 28, 2001.

     Any statement contained in a document incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

     You may request free copies of these filings by writing or telephoning us at the following address:

           Universal Forest Products, Inc.
           Attn.:  Legal Department
           2801 E. Beltline, N.E.
           Grand Rapids, MI  49525
           (616) 364-6161

     You should rely on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you different information. The selling shareholders are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the documents.

                                1,822,288 SHARES

                         UNIVERSAL FOREST PRODUCTS, INC.

                                  COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                ---------------



                             ________________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expected expenses, payable solely by Universal Forest Products, Inc. in connection with the issuance and distribution of the securities being registered hereby. All items other than the SEC filing fee are estimates.

                  Securities and Exchange Commission Filing Fee                    $8,087
                  Legal Fees and Expenses                                          25,000
                  Accounting Fees and Expenses                                     15,000
                  Printing and Engraving Expenses                                   1,000
                  Miscellaneous Expenses                                            5,000
                                                                                    -----
                  TOTAL                                                           $54,087


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated and Amended Articles of Incorporation of UFP provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of UFP, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of UFP or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of UFP. Persons who are not directors or officers of UFP may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of UFP. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with UFP. In addition, with respect to actions not brought by or in the right of UFP, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of UFP or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of UFP, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of UFP or its shareholders; provided, indemnification is not permitted if the person is found liable to UFP, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA and UFP's Restated and Amended Articles of Incorporation also authorize UFP to provide indemnification broader than that set forth in the MBCA and the Restated and Amended Articles of Incorporation. Pursuant to this authority, UFP has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of UFP or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of UFP. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of UFP and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of UFP. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of UFP and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Restated and Amended Articles of Incorporation of UFP also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by UFP or its shareholders resulting from certain negligent acts or omissions.

ITEM 16. EXHIBITS

     The attached Exhibit Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on January 30, 2002.

                                  UNIVERSAL FOREST PRODUCTS, INC.


                                  By:      /s/ Matthew J. Missad
                                  Name:    Matthew J. Missad
                                  Title:   Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on January 30, 2002.

/s/ Peter F. Secchia*                                 /s/ John W. Garside*
Peter F. Secchia, Chairman of the Board               John W. Garside, Director

/s/ William G. Currie                                 /s/ Philip M. Novell*
William G. Currie, Chief Executive Officer,           Philip M. Novell, Director
Vice Chairman of the Board, Director

/s/ John C. Canepa*                                   /s/ Louis A. Smith*
John C. Canepa, Director                              Louis A. Smith, Director

/s/ Carroll M. Shoffner*                              /s/ Michael R. Cole*
Carroll M. Shoffner, Director                         Michael R. Cole, Chief
                                                      Financial Officer and
                                                      Treasurer

*By:     /s/ Matthew J. Missad
         Matthew J. Missad, Attorney-in-Fact

                                INDEX TO EXHIBITS



5.1     Opinion of Varnum, Riddering, Schmidt & Howlett LLP*

23.1    Consent of Deloitte & Touche, LLP

23.2    Consent of Varnum, Riddering, Schmidt & Howlett LLP (Included in
        Exhibit 5.1)*

24.1    Powers of Attorney (Included in Part II of this registration statement)*

*Previously filed.

                                  EXHIBIT 23.1

                          [DELOITTE TOUCHE LETTERHEAD]

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75278 of Universal Forest Products, Inc. and subsidiaries on Form S-3 of our report dated January 29, 2001, appearing in the Annual Report on Form 10-K of Universal Forest Products, Inc. and subsidiaries for the year ended December 30, 2000, and to the reference to us under the heading "experts" in the prospectus, which is part of this Registration Statement.


                            /s/ Deloitte & Touche LLP

                             Grand Rapids, Michigan

                                January 31, 2002